Exhibit 23

                          CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 2-81536) of Dresser Industries, Inc. Stock Purchase Plan of our report dated May 19, 1994 on this Form 11-K for the year ended December 31, 1993.


     /s/ Price Waterhouse
     PRICE WATERHOUSE


     Dallas, Texas
     June 22, 1994